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                             WESTPOINT STEVENS INC.


EXHIBIT (23.1) - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80806, Form S-8 No. 333-32803, Form S-8 No. 333-69209, Form S-8
No. 333-63339, Form S-8 No. 33-85718, Form S-8 No. 33-95580, Form S-8 No.
333-27913, Form S-8 No. 333-78679 and Form S-8 No. 333-44366) pertaining to (i)
WestPoint Stevens Inc. 1994 Non-Employee Directors Stock Option Plan, (ii) the Retirement Savings Value Plan For Employees of WestPoint Stevens Inc., (iii) the Retirement Savings Value Plan For Employees of WestPoint Stevens Inc., and Retirement Savings Value Plan For Employees of Liebhardt Inc., (iv) the 1995 Key Employee Stock Bonus Plan, (v) the Retirement Savings Value Plan For Employees of WestPoint Stevens Inc., (vi) the 1995 Key Employee Stock Bonus Plan, (vii) the Omnibus Stock Incentive Plan, (viii) the Omnibus Stock Incentive Plan, and
(ix) the Omnibus Stock Incentive Plan, respectively, of our report dated February 2, 2001, except for Note 2, as to which the date is March 26, 2001, with respect to the consolidated financial statements and schedule of WestPoint Stevens Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.





                                                /s/ Ernst & Young LLP

Columbus, Georgia
March 29, 2001


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